Exhibit 99.1

BIOLASE BOARD DECLARES REGULAR CASH DIVIDEND

SAN CLEMENTE, Calif., February 7 — BIOLASE Technology, Inc. (NASDAQ: BLTI - News), a medical technology company that develops, manufactures and markets lasers and related products focused on improving dental procedures, today announced that its Board of Directors declared to pay a regular cash dividend of $0.01 per share. The dividend will be payable February 24, 2005 to shareholders of record on February 10, 2005.

About BIOLASE

BIOLASE Technology, Inc. (http://www.biolase.com) is a medical technology company that designs, manufacturers and markets proprietary dental laser systems that allow dentists, oral surgeons and other specialists to perform a broad range of common dental procedures, including cosmetic applications. The company’s products incorporate patented and patent pending technologies focused on reducing pain and improving clinical results. Its primary product, the Waterlase® system, is the best selling dental laser system. The Waterlase® system uses a patented combination of water and laser to precisely cut hard tissue, such as bone and teeth, and soft tissue, such as gums, with minimal or no damage to surrounding tissue. The company also offers the LaserSmile™ system, which uses a laser to perform soft tissue and cosmetic procedures, including tooth whitening.

This press release may contain forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include statements concerning the declaration of cash dividends, future operating results and expenses, growth of the Company, sales of the Company’s products, senior management’s performance, strategic planning efforts and initiatives, utility and efficacy of its Waterlase technology, potential future results and trends in the marketplace. These statements may be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “intend,” “plan,” “believe,” and variations of these words or similar expressions or other similar words or expressions. You should not place undue reliance on any forward-looking statements.

Forward-looking statements are based on current expectations and assumptions, which our management believes are reasonable but that are subject to risks and uncertainties. The forward- looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances including any change in the Company’s beliefs or expectations.

For further information, please contact: Robert E. Grant, President & CEO, rgrant@biolase.com; John W. Hohener, CFO, jhohener@biolase.com; Scott Jorgensen, Director of Finance & Investor Relations, sjorgensen@biolase.com, of BIOLASE Technology, Inc., +1-949-361-1200.